Exhibit 10.10

September 11, 2012

ZaZa Energy Corporation

1301 McKinney Street, Suite 2850

Houston, Texas 77010

Re: Subordinated Promissory Notes

Dear Sirs;

Reference is hereby made to those Subordinated Promissory Notes issued by ZaZa Energy Corporation (the “Company”) on February 21, 2012 and referred to on Schedule I to which the undersigned are payees thereunder (the “Notes”).  Said interest is due and payable at the end of each month from the issue date.  The Company has been accruing payments of interest on the Notes since the issue date.  A partial interest payment has been made on the date hereof.  Each of the undersigned acknowledges and agrees that any remaining accrued interest on the Notes as of the date hereof, as well as any interest accruing after the date hereof, shall not be required to be paid until the earlier of (i) the occurrence of an event providing the Company with liquidity sufficient to make such payments or (ii) February 21, 2013.  It is the understanding of the undersigned that interest will accrue on accrued and unpaid interest from the date such interest payment was originally due.  Each of the Notes remain in full force and effect in accordance with the terms thereof, except as may be expressly amended or waived hereby.  The foregoing waiver and amendment to the Notes by the undersigned is expressly conditioned upon the approval of this letter by the Board of Directors of the Company.

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The undersigned, for the benefit of the Company, hereby confirm the following is acceptable as of the date first written above.

Omega Energy LLC

By:	/s/ Gaston L. Kearby
Gaston L. Kearby
Manager

/s/ Gaston L. Kearby
Gaston L. Kearby

Lara Energy, Inc.

By:	/s/ John E. Hearn, Jr.
John E. Hearn, Jr.
President

/s/ John E. Hearn, Jr.
John E. Hearn, Jr.

Blackstone Oil & Gas, LLC

By:	/s/ Todd Alan Brooks
Todd Alan Brooks
President

/s/ Todd Alan Brooks
Todd Alan Brooks

Schedule I-Subordinated Notes

Subordinated Promissory Note dated as of February 21, 2012, issued to Blackstone Oil & Gas, LLC, in the aggregate principal amount of $12,750,000

Subordinated Promissory Note dated as of February 21, 2012, issued to Lara Energy, Inc., in the aggregate principal amount of $12,750,000

Subordinated Promissory Note dated as of February 21, 2012, issued to Omega Energy Corp., in the aggregate principal amount of $12,750,000

Subordinated Promissory Note dated as of February 21, 2012, issued to Todd Alan Brooks, in the aggregate principal amount of $3,026,666

Subordinated Promissory Note dated as of February 21, 2012, issued to John E. Hearn, Jr., in the aggregate principal amount of $3,026,666

Subordinated Promissory Note dated as of February 21, 2012, issued to Gaston L. Kearby, in the aggregate principal amount of $3,026,666